UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: October 1, 2005
(Date of earliest event reported)
FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-3950 (Commission File Number)	38-0549190 (IRS Employer Identification No.)

One American Road, Dearborn, Michigan (Address of principal executive offices)	48126 (Zip Code)
Registrant’s telephone number, including area code 313-322-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Ford Motor Company (“Ford”, “we” or “our”) reported in our Current Report on Form 8-K dated September 16, 2005 (“September 16th 8-K”) that we had entered into definitive agreements as of September 12, 2005 with Visteon Corporation (“Visteon”), our largest supplier, designed to protect the supply of critical parts and components, create opportunities for production material cost savings, and improve our ability to benefit from competitively-priced and high-quality parts, systems and technologies.
     In accordance with the terms of the Visteon “A” Transaction Agreement dated as of September 12, 2005 between Ford Motor Company and Visteon Corporation (filed with the September 16th 8-K), Ford and Visteon executed additional agreements on October 1, 2005 (“Additional Agreements”). A number of the key Additional Agreements, described below, are attached hereto as exhibits:
•	Warrant and Stockholder Agreement. Visteon issued to Ford a warrant to purchase 25 million shares of Visteon common stock at an exercise price equal to $6.90 per share (“Warrant”). The Stockholder Agreement provides Ford with certain registration rights with respect to the shares of common stock underlying the Warrant, while placing certain restrictions on transfer of the Warrant and underlying shares.
•	Escrow Agreement. Pursuant to the Escrow Agreement, Ford placed $400 million into an escrow account with Deutsche Bank Trust Company Americas as escrow agent (“Escrow Account”) for use by Visteon in restructuring its existing business. The Escrow Agreement provides that Visteon will be reimbursed from the Escrow Account for the first $250 million of reimbursable restructuring costs (as defined in the Escrow Agreement), and up to one half of the next $300 million of such costs. Any residual amount in the Escrow Account after December 31, 2012, would be paid to Visteon (except in the event of a “change of control” of Visteon (as defined in the Escrow Agreement), in which case any residual amount would be returned to Ford).
•	Reimbursement Agreement. The Reimbursement Agreement provides that Ford will reimburse Visteon for up to $150 million of separation costs associated with those Visteon salaried employees who are assigned to work for the businesses transferred to Automotive Components Holdings, LLC (“ACH”) on September 30, 2005 and whose services are no longer required by those businesses or a subsequent buyer of those businesses (“Employee Restructuring Costs”). The Reimbursement Agreement provides that Ford will reimburse Visteon for the first $50 million of Employee Restructuring Costs, and up to one half of the next $200 million of Employee Restructuring Costs. In addition, Ford will pay into the Escrow Account any unused funds described in the Reimbursement Agreement on the earlier of December 31, 2009 or the date on which there are no longer any Visteon salaried employees leased to the transferred businesses. ACH is an entity that is managed and controlled by Ford.

Item 8.01. Other Events.
     Our news release dated October 1, 2005, concerning the completion of this transaction between Ford and Visteon, filed as Exhibit 99.1 to this report, is incorporated by reference herein.
     On October 3, 2005, Standard & Poor’s Ratings Services (“S&P”) announced that it has placed its long-term and short-term ratings of Ford and Ford Credit on CreditWatch with negative implications. S&P said that it plans to complete a review of the ratings by mid-January 2006, following Ford’s announcement of its fourth quarter 2005 results. However, S&P could take action with respect to the ratings at any time.
     A copy of S&P’s press release is filed as Exhibit 99.2 to this report.
Item 9.01. Financial Statements and Exhibits.
EXHIBITS

Designation	Description	Method of Filing

Exhibit 10.1	Warrant	Filed with this Report

Exhibit 10.2	Stockholder Agreement	Filed with this Report

Exhibit 10.3	Escrow Agreement	Filed with this Report

Exhibit 10.4	Reimbursement Agreement	Filed with this Report

Exhibit 99.1	News Release dated October 1, 2005	Filed with this Report

Exhibit 99.2	S&P Press Release dated October 3, 2005	Filed with this Report

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY (Registrant)

Date: October 6, 2005	By:	/s/ Kathryn S. Lamping

Kathryn S. Lamping Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 10.1	Warrant

Exhibit 10.2	Stockholder Agreement

Exhibit 10.3	Escrow Agreement

Exhibit 10.4	Reimbursement Agreement

Exhibit 99.1	News Release dated October 1, 2005

Exhibit 99.2	S&P Press Release dated October 3, 2005